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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (File No. 333-107750) of our report dated September 17, 2004, except for Note 2 as to which the date is October 14, 2004, relating to the consolidated balance sheets of Cornerstone Industrial Properties, LLC, which is contained in that Prospectus of Cornerstone Realty Fund, LLC for the registration of 74,000 units.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

                      /s/ BDO SEIDMAN, LLP

Costa Mesa, California
October 15, 2004

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm